Exhibit 1A-10

Company in a signed writing delivered to each of the foregoing attorneys-in-fact, shall remain in effect until the earlier to occur of (a) the date on which the transactions set out in the Power of Attorney are consummated and (b) the date that is sixty (60) days from the date of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this Tuesday, November 16, 2021 ROMERO TAPIA Notary Public - Seal ,: Marion Coun ty - State of Indiana o Commission Number NP0720826 ~ My Commission Expires Jun 17. 2027 HYGENIC DRESS LEAGUE CORP. By:l~y: ~ N arrie:~e'{}~H9e8'y Title: Director